EXHIBIT 5.1




                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                            NEW YORK  10022-3897
                            TEL: (212) 735-3000
                            FAX: (212) 735-2000


                                         March 9, 1998



 International Paper Company
 Two Manhattanville Road
 Purchase, New York 10577

                Re:  International Paper Company
                     Registration Statement on Form S-4

 Ladies and Gentlemen:

           We have acted as special counsel to International Paper Company, a New York corporation ("International Paper"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by International Paper with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

           The Registration Statement relates to the proposed issuance by International Paper of up to $232,000,000 of International Paper common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of January 29, 1998 (the "Merger Agreement"), among International Paper, Wolverine Acquisition Corp., an Ohio corporation and wholly owned subsidiary of International Paper ("Sub"), and The Weston Paper and Manufacturing Co., an Ohio corporation ("Weston").

           The Merger Agreement provides for the merger of Sub with and into Weston (the "Merger"), with Weston continuing as the surviving corporation. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to stockholders of Weston in connection with the approval of the Merger.

           This opinion is being furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Securities Act.

           In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement/Prospectus); (ii) the Restated Certificate of Incorporation of International Paper, as amended to the date hereof; (iii) the By-Laws of International Paper, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of International Paper relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) a specimen certificate of Common Stock; and (vii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than International Paper, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of International Paper and others.

           Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the law of any other jurisdiction.

           Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                               Very truly yours,


                               /S/ SKADDEN, ARPS, SLATE, MEAGHER
                                     & FLOM LLP